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                                                                    EXHIBIT 10.1


                       FORM OF THE SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 22, 2001, by and among Emmis Operating Company, an Indiana Corporation (the "Company"), Emmis Communications Corporation, an Indiana Corporation ("Emmis"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS, Emmis and the Trustee are parties to that certain indenture, dated as of February 12, 1999 (the "Indenture"), pursuant to which Emmis issued its 81/8% Senior Subordinated Notes due 2009 (the "Notes");

                  WHEREAS, Section 5.01 of the Indenture provides that, upon any disposition of all or substantially all of the properties or assets of Emmis, the Person to which such disposition is made shall assume all of the obligations of Emmis under the Notes and the Indenture;

                  WHEREAS, Section 5.02 of the Indenture provides that, upon any disposition of all or substantially all of the properties or assets of Emmis in accordance with Section 5.01 of the Indenture, the successor corporation to which the disposition of properties and assets is made shall succeed to, and be substituted for and may exercise every right and power of, Emmis under the Indenture with the same effect as if such successor had been a party to the Indenture;

                  WHEREAS, Emmis transferred all of its assets to the Company pursuant to the Asset Sale and Purchase Agreement, dated as of June 22, 2001, between Emmis and the Company (the "Asset Purchase and Sale Agreement"); and

                  WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

                  The parties hereto agree as follows:

                  1. Definitions. All capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Indenture.

                  2. Effect. This Supplemental Indenture shall become effective upon the closing of the purchase and sale as provided in the Asset Purchase and Sale Agreement.

                  3. Succession to Indenture. The Company hereby assumes all the Obligations of Emmis under the Indenture and the Notes, and pursuant to Section
5.02 of


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the Indenture, the Company hereby succeeds to and is substituted for, and may exercise every right and power of, Emmis under the Indenture and the Notes, with the same effect as if the Company had been a party to the Indenture. The Company agrees to comply with all applicable terms of the Indenture and the Notes. Pursuant to Section 5.02 of the Indenture, Emmis is hereby released and relieved from all of its Obligations under the Indenture and the Notes (including, without limitation, its Obligation to pay principal and interest on the Notes) and shall not be bound by any of the terms of the Indenture and the Notes.

                  4. Notices. For purposes of Section 12.02 of the Indenture, the address of the Company is:

                  Emmis Operating Company
                  One Emmis Plaza
                  40 Monument Circle, Suite 700
                  Indianapolis, IN 46204
                  Telecopier No:  (317) 631-3750
                  Attention:  Legal Department

         and the address of the Trustee is:

                  The Bank of New York
                  101 Barclay Street 21W
                  New York, NY 10286
                  Telecopier No.:  (212) 815-5915
                  Attention:  Corporate Trust Administration

                  5. Responsibility of Trustee. The Trustee shall not be responsible for the validity as to the Company or sufficiency of this Supplemental Indenture or as to the due execution thereof by the Company or as to recitals of fact contained herein, all of which are made solely by the Company.

                  6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

                  7. Counterparts. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

                  8. Effect on Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.



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                  IN WITNESS WHEREOF, the parties have executed this
Supplemental Indenture as of the date first written above.

                           EMMIS COMMUNICATIONS CORPORATION


                           By:
                              --------------------------------
                                 Name: Walter Z. Berger
                                 Title: Executive Vice President, Treasurer and Chief Financial Officer



                           EMMIS OPERATING COMPANY


                           By:
                              --------------------------------
                                 Name: J. Scott Enright
                                 Title:  Vice President and Associate General
                                         Counsel

                           THE BANK OF NEW YORK
                           (Successor Trustee to IBJ Whitehall Bank & Trust Company), as Trustee


                           By:
                              --------------------------------
                                 Name:
                                 Title: